UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17 , 2007

PIEDMONT MINING COMPANY, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	333-135376 (Commission File No.)	56-1378516 (IRS Employer Identification No.)

18124 Wedge Parkway, Suite 214

Reno, NV 89511

(Address and telephone number of principal executive offices) (Zip Code)

(212)734-9848

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

Effective April 17, 2007 (the “Effective Date”) Piedmont Mining Company, Inc., a North Carolina corporation (the “Company”) and Miranda Gold U.S.A., a Nevada corporation and wholly-owned subsidiary of Miranda Gold Corp., a British Columbia, Canada corporation (“Miranda”) (collectively the “Parties”) entered into an Exploration Agreement with Option to Form a Joint Venture with Piedmont Mining Company Inc. (“Agreement”) whereby the Company may earn a joint venture interest in the group of forty-four (44) unpatented lode mining claims situated in Humboldt County, Nevada (the “PPM Project”).

Under the terms of the agreement, the Company has an exclusive option to earn a fifty-five percent (55%) interest in the Property, as defined in the Agreement, by funding $1,750,000 in exploration activities during five (5) year period. The Company agreed to spend a minimum of $175,000 in work expenditures on the Property within one (1) year of the Effective Date, with the work expenditure to increase in subsequent years. Once the initial earn-in phase of 55% has been reached, the Company and Miranda agreed to enter into a Joint Venture agreement whereby the Company will be the operator and have a participating interest of 55%. The Parties agreed that the Operator shall make cash calls from time to time.

Prior to the commencement of each contract year, the Company agreed to prepare a general plan and budget setting forth the description and amount of the Company’s proposed exploration expenditures for the year. In addition, the Company agreed to maintain the claims in good standing and to pay the federal claim maintenance fees to the Nevada Bureau of Land Management. The Company agreed to indemnify Miranda from any claims, demands, or liabilities arising from acts of gross negligence or willful misconduct on the part of the Company and to carry a policy of public liability insurance in the minimum amounts of $1,000,000 or more for personal injury and $300,000 for property damage. The Company also agreed to keep the property free and clear from any liens and to acquire all necessary federal, state and local permits required for its operations.

In connection with the Agreement, the Parties entered into a Services Agreement on April 17, 2007 (“Services Agreement”) which sets forth the labor, services and materials to be provided in conjunction with the exploration related services for the PPM Gold Project.

The foregoing description is qualified in its entirety by reference to the Agreement and the Services Agreement which is filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description

10.1	Exploration Agreement with Option to Form a Joint Venture with Piedmont Mining Company Inc. dated April 17, 2007

10.2	Services Agreement dated April 17, 2007

99.1	Press Release dated April 23, 2007 entitled Piedmont Mining Signs Agreement with Miranda on PPM Gold Project, Nevada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT MINING COMPANY, INC.,
a North Carolina corporation

Date: April 23, 2007	/s/ Robert M. Shields, Jr.
Robert M. Shields, Jr.,
Chief Executive Officer, Chief Financial Officer,
President, Director, Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Exploration Agreement with Option to Form a Joint Venture with Piedmont Mining Company Inc. dated April 17, 2007
10.2	Services Agreement dated April 17, 2007
99.1	Press Release dated April 23, 2007 entitled Piedmont Mining Signs Agreement with Miranda on PPM Gold Project, Nevada